Execution Version

AMENDMENT TO SECURITIES LENDING AGREEMENT

THIS AMENDMENT TO SECURITIES LENDING AGREEMENT AND (“Amendment”) is made effective as of the 19 day of December, 2024 by and between THE BANK OF NEW YORK MELLON (the “Bank”) and each investment company identified on Attachment 1 to the Agreement )(defined below)(each a “Lender” and collectively the “Lenders”).

WHEREAS, the Client and the Bank have entered into a certain Securities Lending Agreement and Guaranty dated as of January 18, 2024 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Client and the Bank desire to amend the Agreement in certain respects as hereinafter provided;

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1. The Agreement is hereby amended by deleting Attachment I (List of Lenders) in its entirety and replacing it with the new Attachment I (List of Lenders) attached hereto as Exhibit A.

2. Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

3. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON		EACH INVESTMENT COMPANY LISTED ON ATTACHMENT I, EACH SEVERALLY AND NOT JOINTLY

By:	/s/ Maria Fox	By:	/s/ Tina Payne
Name:	Maria Fox	Name:	Tina Payne
Title:	Director	Title:	Secretary

By:	/s/ David Dinardo
Name:	David Dinardo
Title:	Managing Director

EXHIBIT A

to

AMENDMENT TO

SECURITIES LENDING AGREEMENT

which Amendment is made and effective December 19, 2024 by and between

THE BANK OF NEW YORK MELLON and each investment company identified on Attachment 1 to the Agreement )(defined below)(each a “Lender” and collectively the “Lenders”)

Attachment I

to

SECURITIES LENDING AGREEMENT

dated January 18, 2024 by and between

THE BANK OF NEW YORK MELLON (“Bank”) and each investment company identified on Attachment 1 to the Agreement)(defined below)(each a “Lender” and collectively the “Lenders”)

LIST OF LENDERS

The following is the list of the “Lenders” referred to in the Agreement dated December 19, 2024.

Client	Funds	Tax ID
The Alger Funds
Alger Growth & Income Fund
The Alger Portfolios
Alger Growth & Income Portfolio

The Alger ETF Trust	Alger Russell Innovation ETF

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